As filed with the Securities and Exchange Commission on September 14, 2018
Registration No. 333-195263

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3841	20-1176000
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or	Classification Code Number)	Identification No.)
Organization)

3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(770) 419-7525

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin A. Richardson, II
Acting Chief Executive Officer
SANUWAVE Health, Inc.
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(770) 419-7525

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Murray Indick, Esq.
John M. Rafferty, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Post-Effective Amendment No. 2 to Form S-1 Registration Statement (Registration No. 333-195263) shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Explanatory Note

Deregistration of Unsold Securities

SANUWAVE Health, Inc. (the “Registrant”) filed Registration Statement on Form S-1 (Registration No. 333-195263) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 6, 2014. The Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to clarify the amount of shares being deregistered.

The Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the Registration Statement and deregister all of the securities thereunder that remain unsold as of the date hereof, consisting of the resale of 42,456,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), which amount reflects (1) all 56,793,600 shares of Common Stock registered for resale by certain selling stockholders as of the effectiveness of the Registration Statement minus (2) all 14,337,600 shares of Common Stock issuable upon the exercise of the Series B warrants, which warrants expired unexercised in March 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Suwanee, State of Georgia, on September 14, 2018.

SANUWAVE Health, Inc.

By:	/s/ Kevin A. Richardson, II
Name:	Kevin A. Richardson, II
Title:	Acting Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

By: /s/ Kevin A. Richardson, II	Director and Acting Chief Executive Officer	September 14, 2018
Name: Kevin A. Richardson, II	(principal executive officer)

By: /s/ Lisa E. Sundstrom	Chief Financial Officer	September 14, 2018
Name: Lisa E. Sundstrom	(principal financial and accounting officer)

By: *	Director	September 14, 2018
Name: John F. Nemelka

By: *	Director	September 14, 2018
Name: Alan L. Rubino

By: *	Director	September 14, 2018
Name: A. Michael Stolarski

By: *	Director	September 14, 2018
Name: Maj-Britt Kaltoft

*By:	/s/ Kevin A. Richardson, II
Attorney-in-fact